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Exhibit 99.(d)(8)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints Kevin Kunz, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including Amendment No. 2 filed on or about the date hereof, to that Schedule 13E-3 originally filed by 724 Solutions Inc., 724 Holdings, Inc., Austin Ventures VI, L.P., Austin Ventures VI Affiliates Fund, L.P., Austin Ventures VIII, L.P., AV Partners VI, L.P., AV Partners VIII, L.P., Joseph C. Aragona, Kenneth P. DeAngelis, Jeffery C. Garvey, Edward E. Olkkola, Christopher A. Pacitti, John D. Thornton, Blaine F. Wesner and John J. Sims on April 24, 2006 (the "Transaction Statement"), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and all documents in connection therewith, making such changes in the Transaction Statement or any amendment thereto as such attorney-in-fact and agent so acting deems appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the filing of any amendment to the Transaction Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Exchange Act of 1934, as amended, this Power of Attorney has been signed by the following person in the capacity and on the date indicated:

Name	Date
/s/ Benjamin L. Scott Benjamin L. Scott	June 19, 2006

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  Exhibit 99.(d)(8)
POWER OF ATTORNEY